Exhibit 10.15

Property Lease Agreement

Lessor: HU, DA-HUA

Lessee: OwlStay Inc.

For the property lease, both parties hereby agree on the following terms:

Article 1: Object of the Leased Property

1.	Property Indication: No. 147, Qingbian Rd., Ruifang Dist., New Taipei City

2.	Scope of Lease:

(a)	The entire property, except for:

•	The small glass-walled studio to the left upon entry, will remain closed and reserved for the Lessor.

•	Reserve storage space for the Lessor.

•	The pantry, kitchen, and bathroom are shared facilities.

(b)	Leased Equipment: Based on the property’s condition at the time of handover.

Article 2: Lease Term

The lease term shall begin on January 1, 2024 (the start date of the lease) and end on December 31, 2028. If the Lessee intends to renew the lease, both parties shall initiate discussions at least three months before the expiration of the term. The Lessee is hereby granted, by the Lessor, the right of first refusal for renewal, which means the Lessor must notify the Lessee of the renewal terms. If the Lessee agrees to these terms, under the same or substantially similar conditions, the Lessee should give the Lessee the priority in signing the lease.

Article 3: Rent and Payment Method

From January 1, 2024, to December 31, 2025, the monthly rent shall be NT$33,000 (all amounts hereinafter are in New Taiwan Dollars)

From January 1, 2026, to December 31, 2027, the monthly rent shall be NT$40,000.

From January 1, 2028, to December 31, 2028, the monthly rent shall be NT$45,000.

The Lessee shall pay the monthly rent to the Lessor before the 1st day of each month, and shall not delay or refuse for any reason, the Lessor may also not arbitrarily request a rent adjustment.

The rent payment method would be transferred:

Financial Institution: [***]

Account Name: [***]

Account Number: [***]

Article 4: Security Deposit

The security deposit is agreed by both parties to be NT$30,000. The Lessee has already paid the full deposit under the previous lease agreement; therefore, no additional deposit needs to be provided under this agreement. The security deposit, less any deductions for unpaid rent, overdue return of the property, or removal of waste, shall be returned by the Lessor to the Lessee, without interest, upon the expiration or termination of the lease and the return of the property by the Lessee.

Article 5: Payment of Related Costs During the Lease Term

1.	During the Lease Term, the Lessee shall be solely responsible for all water, electricity, and gas expenses incurred from the use of the property.

2.	The annual security fee shall be shared equally by both Parties.

Article 6: Tax Responsibilities

1.	The Lessor shall be solely responsible for taxes related to the property, including property tax, rental tax, land value tax, and supplementary insurance premiums.

2.	The Lessee shall be solely responsible for business tax and income tax related to the business operated at the property.

Article 7: Restrictions on the Use of the Property

1.

The property is designated for use in reception, exhibitions, coffee and dining services, and employee rest areas. The use of the property for any other purpose is prohibited without the prior written consent of the Lessor.

2.	The Lessee shall not use the property for any illegal activities or store explosive or flammable materials that could affect public safety.

3.	The Lessor agrees that the Lessee may sublet, lend, or transfer the lease of the property, in whole or in part, to another party.

Noted:

•	The Lessor (Mr. Hu) shall be entitled to complimentary coffee, and the Lessor’s friends shall be eligible for discounts.

•	Renovations are permitted but must be submitted to the Lessor (Mr. Hu) for review and approval.

•	Stereo systems can be installed by the Lessee.

•	Postcards, cards, artwork, and other merchandise from the Lessor (Mr. Hu) may be sold by the Lessee, who shall receive 30% of the sale price as commission.

•

For courses conducted by the Lessor (Mr. Hu), priced at NT$400 per person, the Lessee shall receive a commission of NT$100 per participant. The Lessor will provide advance notice to the Lessee regarding scheduled courses.

Article 8: Repairs and Modifications

1.	Any necessary modifications to the property must be approved by the Lessor and carried out under relevant laws and regulations, ensuring that structural safety is not compromised.

2.	In the event described above, the Lessor shall return the property in its condition as modified.

Article 9: Obligations of Lessee

The Lessee shall use the property with the care of a prudent manager. If the Lessee fails to fulfill this obligation, resulting in damage to or loss of the property, the Lessee shall be liable for compensation for the damages.

Article 10: Partial loss of the property

During the Lease Term, if a portion of the property is destroyed due to force majeure events, such as natural disasters, not attributable to the Lessee, the Lessee may request a reduction in rent corresponding to the portion of the property that has been destroyed.

Article 11: Termination of the Lease

1.

During the Lease Term, if the Lessee wishes to terminate the lease early, they must provide the Lessor with three months prior written notice and should pay the Lessor with a penalty equal to one month’s rent, calculated based on the rent amount for the month in which the notice is given.

2.	During the Lease Term, the Lessor may only terminate the lease early for the reasons specified in Article 14 of this Agreement when the Lessee breaches the terms of this Agreement.

Article 12: Return of Property

1.

Upon expiration of the Lease Term or termination of the Lease Agreement, the Lessee shall immediately return the property and vacate the premises, including removing any registered residence or other registrations (based on the date documents are submitted to the relevant government authorities).

2.

The return of the property as previously stated shall be completed by both parties through a joint inspection of the property’s condition and its equipment. If one party does not participate in the handover inspection despite being given a reasonable deadline by the other party, the handover shall be deemed completed.

3.

If the Lessee fails to return the property as stipulated in the first clause, the Lessor shall be entitled to claim from the Lessee an additional rent equivalent to the monthly rent for the duration the property remains unreturned. Additionally, the Lessor may impose a penalty amounting to one month’s rent for the month in which the Lease Term or termination date occurs (or a prorated daily rent if less than one month) until the property is returned.

4.	The Lessor may deduct any amounts due and related unpaid costs from the security deposit specified in Article 4.

Article 13: Transfer of Property Ownership

1.	After the property has been delivered and occupied by the Lessee, if the Lessor transfers ownership to a third party, this Agreement shall remain in effect and binding upon the transferee.

2.	In the event of such a transfer, the Lessor shall transfer the security deposit and prepaid rent to the transferee and provide written notice to the Lessee.

Article 14: Termination of Lease by Lessor

The Lessor may terminate the lease if any of the following conditions occur:

1.	The Lessee fails to pay rent that is overdue by two months or more and does not make payment after being given a reasonable deadline for payment set by the Lessor.

2.	The Lessee breaches any provisions of this Agreement related to the use of the property.

3.	The Lessee breaches any provisions of this Agreement related to the maintenance and repair of the property.

4.	The Lessee accumulates outstanding fees amounting to two months’ rent and fails to pay after being given a reasonable deadline for payment set by the Lessor.

Article 15: Termination of Lease by Lessee

The Lessee may terminate the lease if any of the following conditions occur:

1.	If the property requires repairs that are the responsibility of the Lessor, and such repairs are not completed within a reasonable time after being requested by the Lessee.

2.	If a situation described in Article 10 arises, and a reduction in rent cannot be agreed upon, or if the remaining portion of the property is no longer suitable for the designated use of the lease.

3.	If the property poses a risk to the safety or health of the Lessee or any sub-lessees.

4.	If the Lessee is unable to use the property as agreed due to claims made by a third party regarding the property.

Article 16: Agreement and Its Effectiveness

This Agreement shall become effective as of the date of signing. Each party shall retain one original copy of the Agreement.

The rights and obligations stipulated in this Agreement shall be binding upon and enforceable by the successors of both parties.

Article 17: Outstanding Matters

Any matters not specified in this Agreement shall be handled under relevant laws, customs, principles of equality and reciprocity, and the principle of good faith.

Contracting Parties

Lessor: HU, DA-HUA

ID Number: [***]

Address: [***]

Contact Phone: [***]

Email: [***]

Lessee: OwlStay Inc.

Representative: Wang, Chun-Kai

Unified Business Number: [***]

Address: [***]

Date: March 14, 2023